AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2007

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o RAIT Partnership, L.P.

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 861-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack E. Salmon

Chief Financial Officer and Treasurer

RAIT Financial Trust

c/o RAIT Partnership, L.P.

Cira Centre, 2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 861-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Baur Whittlesey Ledgewood, a professional corporation 900 Market Street, Suite 750 Philadelphia, PA 19103 (215) 731-9450	Raphael Licht Chief Legal Officer RAIT Financial Trust c/o RAIT Partnership, L.P. Cira Centre, 2929 Arch Street, 17th Floor Philadelphia, PA 19104 (215) 861-7900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(1)
Common Shares of Beneficial Interest
Preferred Shares of Beneficial Interest
Warrants(2)

(1)	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered at an indeterminate offering price per unit and aggregate offering price. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act and is omitting this information pursuant to Instruction II.E of Form S-3. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.
(2)	Warrants may be sold separately or with preferred shares or common shares.

PROSPECTUS

RAIT FINANCIAL TRUST

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Warrants

This prospectus contains a general description of the securities which we may offer for sale. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “RAS.”

You should read the sections entitled “ Risk Factors” on page 6 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2005, our subsequent Quarterly Reports on Form 10-Q and our Current Report on Form 8-K filed January 10, 2007 for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 10, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the next three years (or such longer period permitted under SEC rules), we may sell any combination of our common shares of beneficial interest, or common shares, preferred shares of beneficial interest, or preferred shares, and warrants exercisable for preferred shares or common shares. The terms of these offerings will be determined at the time of sale. We refer to the common shares, preferred shares and warrants collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. Our address is c/o RAIT Partnership, L.P., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA, 19104. Our telephone number is (215) 861-7900. References in this prospectus to “we”, “us” and “our” are to RAIT Financial Trust.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains or incorporates by reference such “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements.

We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus to other documents filed with the SEC, and include, but are not limited to, statements about the benefits of the recent business combination transaction involving us and Taberna Realty Finance Trust, or Taberna, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the risk factors discussed and identified in our public filings with the SEC;

•	the businesses of RAIT and Taberna may not be integrated successfully, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected;

•	the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;

•	operating costs, customer losses and business disruption following the merger may be greater than expected;

•	adverse governmental or regulatory policies may be enacted;

•	management and other key personnel may be lost;

•	competition from other real estate investment trusts and other specialty finance vehicles may increase;

•	we may be unable to obtain adequate capital and other funding for operations at attractive rates or otherwise;

•	fluctuations in interest rates and related hedging activities against such interest rates may affect our revenues and the value of our assets;

•	covenants in our financing arrangements may restrict our business operations;

•	RAIT and Taberna may fail to maintain qualification as real estate investment trusts, or REITs, or penalty taxes may be imposed on RAIT and Taberna under the REIT provisions of the Internal Revenue Code;

•	we may be unable to acquire eligible securities for CDO and other securitization transactions on favorable economic terms;

•	adverse market trends may affect the value of real estate and other securities that are used as collateral in CDO and other securitizations;

•	borrowing costs may increase relative to the interest received on our investments;

•	we may fail to maintain exemptions under the Investment Company Act of 1940, which would subject us to significant restrictions on our operations, governance and ability to use financing;

•	geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations;

•	the market value of real estate that secures mortgage loans could diminish due to factors outside of our control such as natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors;

•	changes in the market for trust preferred securities, which is a material source of the collateral underlying Taberna’s CDOs, may adversely affect our operations; and

•	general business and economic conditions could adversely affect credit quality and loan originations.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that we have filed with the SEC and incorporated by reference into this prospectus, which we refer to in “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC.

•	Annual Report on Form 10-K for the year ended December 31, 2005 which incorporates by reference certain sections of our Definitive Proxy Statement on Schedule 14A filed April 14, 2006.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

•	Current Reports on Form 8-K filed January 27, 2006, June 9, 2006, June 13, 2006, July 17, 2006, August 3, 2006 (Item 8.01 only), September 26, 2006, October 12, 2006, October 30, 2006, November 3, 2006 (Item 8.01 only), November 8, 2006, December 15, 2006 (as amended by a Current Report filed on Form 8-K filed on January 4, 2007), January 4, 2007 and January 10, 2007.

•	The description of our common shares contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

•	The description of our Series A preferred shares contained in our Registration Statement on Form 8-A/A dated April 12, 2004.

•	The description of our Series B preferred shares contained in our Registration Statement on Form 8-A/A dated October 26, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Vice President and Director of Corporate Communications

c/o RAIT Partnership, L.P.

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 861-7900

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

RAIT Financial Trust is a specialty finance company that provides a comprehensive set of debt financing options to the real estate industry. We conduct our business through RAIT and its subsidiary, Taberna Realty Finance Trust, or Taberna, as well as through their respective subsidiaries. RAIT is a self-managed and self-advised real estate investment trust, or REIT. Since acquiring Taberna in December 2006, we have integrated our decision-making processes.

Our combined company focuses its business on the following:

•	making real estate loans;

•	acquiring real estate loans;

•	acquiring real estate interests;

•	originating financing for REITs and other real estate operating companies, primarily in the form of trust preferred securities and subordinated debt;

•	investing in mortgage loans, residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS, other real estate-related senior and subordinated debt securities and other senior and subordinated debt securities of REITs and other real estate operating companies; and

•	structuring, managing and investing in collateralized debt obligation, or CDO, transactions and other asset securitizations that enable us to match-fund certain assets with liabilities through our established financing strategy.

We seek to generate income for distribution to our shareholders from a combination of:

•	interest and fees on loans;

•	rents and other income from our real estate interests;

•	gains on the disposition of our investments;

•	interest and dividend income from our investments, including debt and equity interests that we purchase in CDO transactions;

•	management fee revenue that we receive through Taberna’s subsidiary, Taberna Capital Management, LLC, for structuring and managing CDOs;

•	servicing fee income from the servicing of commercial real estate loans; and

•	origination fee revenue that we receive through Taberna’s broker-dealer subsidiary, Taberna Securities, LLC, for originating trust preferred securities and debt securities and, possibly in the future, preferred security financing arrangements for REITs and real estate operating companies.

Core components of our business include a robust origination network, a disciplined credit underwriting process and, through our ownership of Taberna, an ability to finance our business more efficiently through the use of CDO transactions. Our extensive origination network allows up to lend to real estate borrowers internationally on a secured and unsecured basis, including through trust preferred securities, bridge loans, and mezzanine lending. A broad referral network in both North America and Europe supports our origination platform. Our credit underwriting involves an extensive due diligence process that seeks to identify risks related to each proposed investment before an investment decision is made and, thereafter, to monitor each investment on a continuous basis. As a result of our acquisition of Taberna, we have acquired a platform that we believe will allow us to structure CDO transactions and similar financing arrangements to finance asset growth. We expect that use of CDOs will enable us to match the interest rates and maturities of our assets with the interest rates and maturities of our financing, thereby reducing interest rate volatility risk. We also believe that the use of CDOs will lower our cost of funds by providing access to a global network of fixed income investors and allow us to compete with larger institutions providing loan products similar to ours.

Our principal executive offices are located at c/o RAIT Partnership, L.P., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 861-7900. Our internet address is http://www.raitft.com. We are not incorporating by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 and our Current Report on Form 8-K, dated January 10, 2007, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of the common shares and preferred shares to which any prospectus supplement may relate. The terms of our Declaration of Trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of January 3, 2007, we had outstanding 52,151,412 common shares, 2,760,000 7.75% Series A cumulative redeemable preferred shares of beneficial interest, or Series A preferred shares, and 2,258,300 8.375% Series B cumulative redeemable preferred shares of beneficial interest, or Series B preferred shares. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•	if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

The following description sets forth general terms and provisions of our authorized preferred shares. Any preferred shares issued under this registration statement will be issued as one or more new series of preferred shares, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred shares, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our outstanding Series A preferred shares and Series B preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees. This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each trustee elected by preferred shareholders expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above and the description of the terms of a particular series of preferred shares above or in a prospectus supplement are not complete. You should refer to the articles supplementary with respect to a series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred shares will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America, Inc. has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We required no such waiver or opinion with respect to Resource America, Inc.’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any preferred shares or warrants we may offer pursuant to a supplement to this prospectus.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees, the restrictions on ownership and transfer of shares and the provision of our bylaws requiring that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF

TRUST AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Inc., Brandywine Construction & Management, Inc. or their affiliates,

•	been one of our officers, or

•	had a material business or professional relationship with us, Resource America, Inc., Brandywine Construction & Management or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquiror or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to decrease or increase the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Maryland law permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors and officers. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Securities Exchange Act of 1934 and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•	retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions. A board of trustees may implement all or any of these provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with certain voting rights of our outstanding series of preferred shares. If implemented, these provisions could discourage offers to acquire our shares and could make more difficult completion of an unsolicited takeover offer.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED SHARE DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from continuing operations before minority interests from our consolidated statements of income, as adjusted for fixed charges; and fixed charges represent interest expense and preferred share dividends from our consolidated statements of income. We did not have any preferred shares outstanding until March 2004; accordingly, the following table reflects preferred share dividends only for the periods during which the preferred shares have been outstanding.

	Nine months ended September 30, 2006	Year ended December 31,
		2005	2004	2003	2002	2001
		(unaudited)
Ratio of earnings to combined fixed charges and preferred share dividends	2.80	3.82	6.40	10.78	7.99	3.74

USE OF PROCEEDS

Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general trust purposes, which may include the activities described above under “Our Company.” We may also use the proceeds for other general trust purposes such as repayment or redemption of indebtedness, redemption of preferred equity, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common shares sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred shares and warrants may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements and financial statement schedules of RAIT and its subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 included in the Current Report on Form 8-K filed January 4, 2007 and RAIT’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included in our Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in this prospectus, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in its reports which are incorporated by reference in this prospectus and given upon the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information for the periods ended March 31, 2006 and 2005, June 30, 2006 and 2005 and September 30, 2006 and 2005 incorporated by reference in this prospectus, Grant Thornton LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, the reports of Grant Thornton LLP included in our Current Report on Form 8-K filed January 4, 2007 relating to our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 included therein and incorporated by reference in this prospectus, state that Grant Thornton LLP did not audit and does not express any opinion on that interim financial information. Accordingly, the degree of your reliance on these reports should be restricted in light of the limited nature of the review procedures applied. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements and schedules of Taberna at December 31, 2005 and for the period from April 28, 2005 to December 31, 2005, and the consolidated financial statements of the predecessor entities for the period from March 3, 2005 to April 27, 2005 incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon included in our Current Report on Form 8-K/A filed January 4, 2007, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by DLA Piper US LLP, Baltimore, Maryland. In addition, certain tax and other matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. In particular, we expect to receive the opinion of Ledgewood to the effect that, for our taxable years ended December 31, 1998 through December 31, 2006, our organization and current and proposed method of operation have enabled us to qualify as a REIT and will continue to enable us to qualify as a REIT for our taxable year ended December 31, 2007 and in the future. Investors should be aware that the opinion of Ledgewood is based on upon customary assumptions and is conditioned upon factual representations made by us and Taberna, regarding our organization, assets, present and future conduct of our business operations, the fair market value of our investments in TRSs and other assets, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will continue to operate in a manner that will continue to make such representations true for subsequent taxable years. In addition, Ledgewood’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Ledgewood’s opinion is not binding upon the Internal Revenue Service or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Ledgewood will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

Certain matters will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, Washington, D.C. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Gibson, Dunn & Crutcher LLP may rely on DLA Piper US LLP as to certain matters of Maryland law.

No person is authorized to give any information or to make any representation not contained in this prospectus. You must not rely on any unauthorized representations or information. This prospectus is an offer to sell only the common shares, preferred shares and warrants offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

RAIT Financial Trust

Common Shares

Preferred Shares

Warrants

PROSPECTUS

January 10, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts, except the registration fee, are estimated):

Registration fee—Securities and Exchange Commission	$(1)
Accountant’s fees and expenses	500,000(2)
Legal fees and expenses	550,000(2)
Printing and engraving expenses	250,000(2)
NYSE listing fees	100,000(2)
Transfer agent fees	50,000(2)
Miscellaneous	50,000(2)

TOTAL	$1,500,000

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time. As of the date of this registration statement, the Section 6(b) fee rate applicable to the registration of securities is $107.00 per million.
(2)	Estimated. Actual amounts to be determined from time to time.

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by RAIT Financial Trust.

ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS

Maryland law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action adjudicated. The Declaration of Trust of RAIT contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Declaration of Trust of RAIT authorizes RAIT, to the maximum extent permitted by Maryland law, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any present or former trustee or officer or (2) any individual who, while a trustee of RAIT and at the request of RAIT, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject, or which such person may incur, by reason of his status as a present or former trustee or officer of RAIT.

Maryland law permits a Maryland REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may indemnify its present and former trustees and officers, upon the order of a court, for expenses in connection with an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law requires a Maryland REIT, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by a Maryland REIT, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by a Maryland REIT if it shall ultimately be determined that the standard of conduct was not met. In addition, RAIT has entered into indemnity agreements with its executive officers and trustees and covers executive officers and trustees under its trustees’ and officers’ liability insurance. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification; Limitation of Trustees’ and Officers’ Liability” in the Prospectus included in this registration statement on Form S-3.

ITEM 16. EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a trustee, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, RAIT Financial Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 9, 2007.

RAIT FINANCIAL TRUST

By:	/S/ BETSY Z. COHEN*
Betsy Z. Cohen Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity With RAIT Financial Trust	Date
/S/ BETSY Z. COHEN* Betsy Z. Cohen	Chairman of the Board and Trustee	January 9, 2007

/S/ DANIEL G. COHEN* Daniel G. Cohen	Chief Executive Officer and Trustee (Principal Executive Officer)	January 9, 2007

/S/ JACK E. SALMON* Jack E. Salmon	Chief Financial Officer and Treasurer (Principal Financial Officer)	January 9, 2007

/S/ ELLEN J. DISTEFANO* Ellen J. DiStefano	Chief Accounting Officer (Principal Accounting Officer)	January 9, 2007

/S/ EDWARD S. BROWN* Edward S. Brown	Trustee	January 9, 2007

/S/ FRANK A. FARNESI* Frank A. Farnesi	Trustee	January 9, 2007

/S/ S. KRISTIN KIM* S. Kristin Kim	Trustee	January 9, 2007

/S/ ARTHUR MAKADON* Arthur Makadon	Trustee	January 9, 2007

/S/ DANIEL PROMISLO* Daniel Promislo	Trustee	January 9, 2007

/S/ JOHN F. QUIGLEY, III* John F. Quigley, III	Trustee	January 9, 2007

/S/ MURRAY STEMPEL, III*	Trustee	January 9, 2007
Murray Stempel, III

* By:	Raphael Licht, Attorney-in-fact

/S/ RAPHAEL LICHT

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1(1)	Form of Underwriting Agreement

2.1(2)	Agreement and Plan of Merger, dated as of June 8, 2006, among RAIT Investment Trust, RT Sub Inc. and Taberna Realty Finance Trust

4.1(3)	Amended and Restated Declaration of Trust

4.2(4)	Articles of Amendment to Amended and Restated Declaration of Trust

4.3(5)	Articles of Amendment to Amended and Restated Declaration of Trust

4.4(6)	Certificate of Correction to the Amended and Restated Declaration of Trust

4.5(7)	Articles of Amendment to Amended and Restated Declaration of Trust

4.6(8)	Articles Supplementary relating to the 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Articles Supplementary”).

4.7(8)	Certificate of Correction to the Series A Articles Supplementary.

4.8(9)	Articles Supplementary relating to the 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.9(1)	Bylaws, as amended

4.10(7)	Form of Certificate for Common Shares of Beneficial Interest.

4.11(10)	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest.

4.12(9)	Form of Certificate for 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest.

5.1	Opinion of DLA Piper US LLP

8.1	Opinion of Ledgewood, a professional corporation

12.1	Statements regarding computation of ratios.

15.1	Awareness Letter from Grant Thornton LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.4	Consent of Ledgewood, a professional corporation (included in Exhibit 8.1).

24.1	Power of Attorney.

1.	To be filed by amendment or by the registrant as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
2.	Incorporated herein by reference to RAIT Financial Trust’s Current Report on Form 8-K, as filed with the SEC on June 13, 2006 (File No. 1-14760).
3.	Incorporated herein by reference to RAIT Financial Trust’s Registration Statement on Form S-11 (File No. 333-35077), as amended, as filed with the SEC on September 8, 1997.
4.	Incorporated herein by reference to RAIT Financial Trust’s Registration Statement on Form S-11 (File No. 333-53067), as amended, as filed with the SEC on June 8, 1998.
5.	Incorporated herein by reference to RAIT Financial Trust’s Registration Statement on Form S-2 (File No. 333-55518), as amended, as filed with the SEC on February 13, 2001.

6.	Incorporated herein by reference to RAIT Financial Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (File No. 1-14760).
7.	Incorporated herein by reference to RAIT Financial Trust’s Current Report on Form 8-K, as filed with the SEC on December 15, 2006 (File No. 1-14760).
8.	Incorporated herein by reference to RAIT Financial Trust’s Current Report on Form 8-K, as filed with the SEC on March 18, 2004 (File No. 1-14760).
9.	Incorporated herein by reference to RAIT Financial Trust’s Current Report on Form 8-K, as filed with the SEC on October 1, 2004 (File No. 1-14760).
10.	Incorporated herein by reference to RAIT Financial Trust’s Current Report on Form 8-K, as filed with the SEC on March 22, 2004 (File No. 1-14760).